SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549

                              FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 15, 1996
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                    ALLIANCE ENTERTAINMENT CORP.
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       (Exact name of registrant as specified in its charter)




      Delaware                   1-13054           13-3645913
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(State or other jurisdiction   (Commission      (I.R.S. Employer
      of incorporation)        File Number)    Identification No.)



110 East 59th Street, New York, New York               10022
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (212) 935-6662
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                      Exhibit index on page 4.


















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Item 5.  Other Events

            On August 15, 1996 Alliance Entertainment Corp. (the "Company") entered into a Stock Acquisition and Merger Agree-ment (the "Agreement") among Alvin N. Teller ("Teller"), Wasserstein & Co. Inc. ("WCI"), the Company and other parties thereto, pursuant to which the Company will acquire all the outstanding units of Red Ant L.L.C., a Delaware limited lia-bility company, from WCI and Teller, in exchange for
(i) 760,823 shares of the Company's common stock (the "Common Stock") issued to Teller and 5,957,928 shares of common stock issued to WCI and its affiliates and (ii) the right for each of Teller and WCI and its affiliates to receive additional shares of Common Stock contingent upon the market price of the Common Stock achieving defined target prices or certain specified events. Upon consummation of the transactions contemplated by the Agreement, Teller will become Co-Chairman, President and Chief Executive Officer of the Company and all of its subsidiaries.

Item 7.     Financial Statements and Exhibits

      (c)   Exhibits

            Exhibit 1.     Stock Acquisition and Merger Agreement
                           dated August 15, 1996, including
                           exhibits thereto.

            Exhibit 2.     Press Release dated August 15, 1996.


















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                                 SIGNATURE

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ALLIANCE ENTERTAINMENT CORP.


                                    By:   /s/ Anil K. Narang
                                          Name:  Anil K. Narang
                                          Title:  President




Date:  August 21, 1996








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                               EXHIBIT INDEX

Exhibit 1.        Stock Acquisition and Merger Agreement dated
                  August 15, 1996, including exhibits thereto.

Exhibit 2.        Press Release dated August 15, 1996.